AGREEMENT

                  AGREEMENT dated as of the 15 day of November, 1998 by and between V BAND CORPORATION, a New York corporation with a principal place of business at 565 Taxter Road, Elmsford, NY 10523 and THOMAS HUGHES, an individual with a residence at [ address deleted ] (the "Executive").

                              W I T N E S S E T H:

                  WHEREAS, Executive is a key employee of the Company (as that term is hereafter defined) and the Company desires to provide Executive with the compensation benefits described in this Agreement as an inducement to his high level of commitment to advance the best interests of the Company.

                  NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1. Supplemental Agreement. This Agreement is supplemental to the Executive's employment arrangements with the Company, but replaces and supersedes the Agreement dated as of January 17, 1998 (the "Prior Agreement") by and between V Band Corporation and Executive. The prior Agreement and the rights and obligations of the parties thereunder are hereby terminated.

                  2. Continuation and Termination of Executive's Employment. The parties agree that Executive shall continue to serve as the President and Chief Operating Officer of V Band Corporation until Executive's employment is terminated, at the absolute discretion of V Band Corporation or Executive, by giving the other party thirty (30) days prior written notice.

                  3. Reimbursement of Expenses. Executive shall be entitled to the reimbursement of all reasonable out-of-pocket expenses incurred during the course of his employment by V Band Corporation in accordance with the reimbursement policies of V Band Corporation in effect on the date of this Agreement.

                  4. Change of Control Payment. If a Change of Control (as hereafter defined) of the Company occurs at any time during the period of Executive's employment as President of the Company or within six (6) months after the termination of Executive's employment as President of the Company, the Company will pay the Executive the amount of $150,000. This payment will be made to Executive in twelve (12) equal monthly installments, commencing thirty (30) days after the date of the Change of Control of the Company. The Executive's right to receive the payments provided by this Agreement are subject to the following conditions:

                  (a) In the event that Executive elects to terminate his employment by V Band Corporation, at his absolute discretion, he has provided the Company with the notice required by Section 2 of this Agreement; and

                  (b) The Executive will not be entitled to receive any payments after the date the Company terminates the Executive's employment for Cause (as defined in Section 5 of this Agreement).

                  5. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

                  "Cause" shall mean (a) fraud, criminal wrongdoing, or intentional misconduct by the Executive, or (b) the willful failure to perform the Executive's responsibilities during the term of his employment hereunder, which failure continues for a period of fourteen (14) calendar days after the Executive has received written notice of such failure.

                  "Change of Control" shall mean the occurrence of any of the following events: (1) a "change of control of the Company that is required to be reported to the Securities and Exchange Commission; (2) fifty percent (50%) or more of the outstanding shares of the Company's Common Stock is acquired by one person, group, or entity; (3) the consummation of a merger, consolidation, or other business combination in which the holders of the Company's common stock immediately preceding the consummation of such merger, consolidation, or other business combination do not immediately after the consummation of such merger, consolidation, or business combination hold more than fifty percent (50%) or more of the voting securities of the surviving corporation of such transaction.

                  "Company" shall mean V Band Corporation and, in the event of a merger, consolidation, or business combination, the corporation which is the surviving corporation.

                  6. Miscellaneous.

                           (a) This Agreement and the rights and  obligations of
the parties hereunder shall be governed by and construed in accordance with the internal, substantive laws of the State of New York, without giving effect to the conflicts of law provisions thereof.

                           (b)  The  Executive  shall  not  have  any  right  to
transfer, assign, hypothecate, or otherwise encumber any part or all of the amounts payable hereunder.

                           (c) This  Agreement may not be amended,  altered,  or
modified, except by a written instrument signed by the parties hereto, or their respective successors, and may not be otherwise terminated except as provided herein.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.



                                             V BAND CORPORATION


                                             By: /s/Thomas Feil
                                                ---------------
                                                Thomas Feil
                                                Title: Chief Executive Officer

                                                /s/Thomas Hughes
                                                ----------------
                                                THOMAS HUGHES